OPERATING AGREEMENT

This Operating Agreement (the "Agreement") is entered into as of November 28, 2008 by and among the following parties:

1.
Legend Media (Beijing) Information and Technology Co., Ltd. (乐君(北京)信息技术有榰公司), a company incorporated in the People's Republic of China ("PRC") with the registered office at Room 573, Building 3, No.3 Xijing Road, Badachu High-tech Zone, Shijingshan District, Beijing (“Party A”);

2.
Beijing Yinselingdong Advertising Co., Ltd.(北京栍綎灵动广告有榰公司), a company incorporated in the PRC with the registered office at Room 603, Unit 10, Building 3, Block 10 of Xin Jie Kou Xi Li, Xicheng District, Beijing (“Party B”); and

3.	Ju Bingzhen (巨秉珍), a PRC citizen with ID number of _____________; Xue Wei (穥伟), a PRC citizen with ID number of __________________ (collectively “Party C”).

Party A, Party B and Party C shall be collectively referred to as the “Parties” and each as a “Party”.

WHEREAS:
(a)	Party A is a wholly foreign-owned enterprise registered;
(b)	Party B is a limited liability company and is approved by competent governmental authorities to carry on advertising business;
(c)	Ju Bingzhen and Xue Wei hold 40% and 60% equity interest in Party B, respectively;
(d)	Party A has established a business relationship with Party B and Party C by entering into the Exclusive Technical, Operational, Business Consulting and Services Agreement (the “TBS Agreement”);
(e)
Pursuant to the TBS Agreement, Party A agrees to provide all Services reasonably required by Party B and Party B agrees to pay certain Service Fee (as defined in the TBS Agreement) to Party A. However, the relevant payables have not been fully paid yet and the daily operations of Party B will have a material effect on its capacity to pay the payables to Party A; and

(f)	Party A, Party B and Party C have further reached this Agreement for the purpose of securing the performance of the TBS Agreement.

NOW THEREFORE, the Parties have reached the following agreements based on the principle of equal and mutual benefit:

1.	PROHIBITED TRANSACTIONS.
Party B shall not, and Party C shall cause Party B not to, conduct any transactions which may have a Business Material Adverse Effect (as defined below) on its assets, obligations, rights or operations without obtaining the prior written consent from Party A, including, without limitation:

a)	the borrowing of money from any third party or the assumption of any debt;
b)	the sale to any third party or the acquisition from any third party of any assets, including, without limitation, any intellectual property rights;
c)	the imposition of any security interests for the benefit of any third party through collateralization of its assets;
d)	the assignment to any third party of the agreements entered into by it; and
e)	the sale, transfer and disposition of any license held by Party B.

For the purpose of this Agreement, Business Material Adverse Effect means any material adverse effect on (i) the business, assets, condition (financial or otherwise), or results of operations of Party B, or (ii) the ability of Party B to perform its obligations under this Agreement in a timely manner or to consummate the transactions contemplated by this Agreement without material delay. In determining whether there has been a Business Material Adverse Effect, any event, circumstance, change or effect shall be considered both individually and together with all other events, circumstances, changes or effects and any event, circumstance, change or effect that reasonably could be expected to result in a Business Material Adverse Effect (individually or together with one or more other events, circumstances, changes or effects) shall be considered a Business Material Adverse Effect, except those acknowledged and agreed by Party A.

2.	INFORMATION RIGHTS.
To facilitate an informed decision of Party A with respect to the consent described in this Article as well as for other operating purposes, Party B and Party C shall provide or make available to Party A such information as is reasonably requested by Party A or its designated person, including, without limitation, the books and records of Party B.

3.	FINANCIAL SUPERVISION.
Party B and Party C hereby jointly agree to, subsequent to the date hereof, (i) submit the annual budget and monthly cash requirement plan of Party B to Party A for approval, (ii) any withdrawal of fund from any bank account of Party B shall require the joint signatures of Ju Baochun and the person designated by Party A; and (iii) accept the corporate policies and guidance provided by Party A from time to time in respect of the appointment and dismissal of senior management, daily operations and management and financial administrative system of Party B.

4.	PERSONNEL.
a)
Party B and Party C hereby jointly agree to appoint or cause to be appointed such personnel as are recommended by Party A to be the directors, general manager, chief financial officer, or other senior management of Party B.

b)	To ensure the performance of such arrangement, Party A and Party B agree to cause such directors and senior management to enter into employment agreements with Party B.
c)
Party C hereby agrees to sign an authorization agreement upon execution of this Agreement, by which Ju Bingzhen will authorize such individual nominated by Party A to exercise, in its sole discretion, all of the voting rights as the shareholder at Party B's shareholders’ meeting according to applicable laws and the articles of association of Party B.

5.	INDEMNITY.
a)
Both Party B and Party C shall jointly and severally indemnify and hold harmless Party A from and against any loss, damage, obligation and cost arising out of this Agreement due to the breach of this Agreement by Party B and/or Party C.

b)	Party A shall indemnify and hold harmless Party B and Party C from and against any loss, damage, obligation and cost arising out of this Agreement due to the breach of this Agreement by Party A.
c)	This Article 5 shall survive the termination or expiration of this Agreement with respect to any breach occurred prior to such termination or expiration.

6.	EFFECTIVE DATE AND TERM.
a)	This Agreement shall be executed and come into effect as of the date first set forth above.
b)
The term of this Agreement is ten (10) years, unless otherwise earlier terminated pursuant to the terms and conditions of this Agreement. Upon the expiration, the term of this Agreement shall be renewed automatically for another ten (10) years unless any Party provides in writing that it does not wish to renew this Agreement.

c)
Party A may review this Agreement on an annual basis and, in its sole discretion, determine whether any amendment to this Agreement is necessary or desirable in response to the change of circumstances or business conducted by Party B.

7.	TERMINATION.
7.1	This Agreement shall expire on the date due unless this Agreement is renewed as set forth above.
7.2	Articles 4 and 6 shall survive after the termination or expiration of this Agreement.

8.	SETTLEMENT OF DISPUTES.
a)
Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof shall be resolved through consultation. Such consultation shall begin immediately after one Party hereto has delivered to the other Parties hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either Party with notice to the other.

b)
All disputes arising out of or in connection with this Agreement shall be submitted to the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong, which shall be conducted in accordance with HKIAC’s arbitration rules in effect at the time of applying for arbitration. The language of the arbitration shall be in Chinese. The arbitration award shall be final and binding upon the Parties and shall be enforceable in accordance with its terms.

c)	During the period when a dispute is being resolved, the Parties shall in all other respects continue their performance of this Agreement other than the matter(s) in dispute.

9.	FORCE MAJEURE.
a)
Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The affected party who is claiming to be not liable to its failure of performing this Agreement by Force Majeure shall inform the other party, without delay, of the alternative approaches for the performance of this Agreement.

b)
In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, Parties shall agree to resume performance of this Agreement with their best efforts.

10.	NOTICES.
All notices, demands or other communications given hereunder (a) shall be deemed to have been duly given and received (i) upon personal delivery, (ii) if by facsimile, when confirmation of its error-free transmission has been recorded by the sender's fax machine, or (iii) the second succeeding business day after deposit with UPS or other equivalent air courier delivery service, unless the notice is held or retained by the customs service, in which case the date shall be the fifth succeeding business day after such deposit and (b) must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by facsimile or by registered or certified mail, postage prepaid, at the following addresses (or to the attention of such other Person or such other address as any party may provide to the other parties by notice in accordance with this Article):

If to Party A, to:
Address: Room 609, Building A, Gehua Tower, No. 1 Qinglong Hutong, Dongcheng District, Beijing
Facsimile No: 86-10-8487 7176
Attn: Jeffrey Dash

If to Party B or Party C, to
Address: Room 8-3-101, Guanyuan Plaza, No. 1 Cuihua Street, Xicheng District, Beijing.
Facsimile No: 010-66126396
Attn: Ju Baochun

11.	NO ASSIGNMENT.
None of the Parties may assign any of its rights or obligations under this Agreement to any party without the prior written consent of the other Parties.

12.	SEVERABILITY.
Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement invalid or unenforceable in any other jurisdiction.

13.	GOVERNING LAW.
This Agreement shall be governed by and construed in accordance with the PRC laws.

14.	LANGUAGE.
This Agreement is executed in both English and Chinese, with equal validity and legal effect. Each Party acknowledges that it has reviewed both versions and that they are substantially the same in all material respects.

15.	NO THIRD PARTY BENEFICIARY.
This agreement shall only be binding upon the parties hereto and their respective permitted successors and transferees, without giving any beneficiary right to any third party.

16.	HEADINGS.
The captions, titles and headings included in this Agreement are for convenience only, and do not affect this Agreement’s construction or interpretation.

[SIGNATURE PAGES FOLLOW]

IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

PARTY A
Legend Media (Beijing) Information and Technology Co., Ltd. (乐君(北京)信息技术有榰公司)

(chop)
Signature:	/s/ JEFFREY DASH
Name: Jeffrey Dash
Title: Legal Representative

PARTY B
Beijing Yinselingdong Advertising Co., Ltd.(北京栍綎灵动广告有榰公司)

(chop)
Signature:	/s/ XUE WEI
Name: XUE WEI(穥伟)
Title: Legal Representative

PARTY C

Signature:	/s/ JU BINGZHEN
Name: JU BINGZHEN (巨秉珍)

Signature:	/s/ XUE WEI
Name: XUE WEI(穥伟)